InvenTrust Properties

Essential Retail. Smart Locations.®

IVT LISTED NYSE

NEWS RELEASE

CONTACT:
Dan Lombardo
Vice President of Investor Relations
630-570-0605
dan.lombardo@inventrustproperties.com

InvenTrust Properties Corp. Acquires Two Premier Assets in Austin, Texas

DOWNERS GROVE, Ill – February 7, 2022 – InvenTrust Properties Corp. ("InvenTrust" or the "Company") (NYSE: IVT) today announced the acquisition of two premier assets in Austin, Texas for $189.3 million. The transaction includes The Shops at Arbor Trails, a 357,000 square foot center anchored by Costco Wholesale and Whole Foods, and Escarpment Village, a 168,000 square foot shopping center anchored by HEB, the region's top grocer.

"These properties are great additions to our portfolio and further strengthen our foothold in the highly sought after Austin market," said David Heimberger, Chief Investment Officer of InvenTrust. "This transaction validates the Company's self-funded business plan and will bring meaningful cash flow growth to our platform. Our balance sheet continues to remain well-positioned to fund additional acquisitions in 2022 and beyond."

Stephen Snodgrass, Vice President of Acquisitions of InvenTrust added, "The Shops at Arbor Trails and Escarpment Village are 99% and 100% leased, respectively, and contain incredible tenant lineups, including leases with three top-tier grocers. Both centers have components of sustainability, including but not limited to, solar and water reclamation, which continue to be important initiatives in our portfolio strategy. Our significant presence in Austin and transaction track record allowed us to unlock this off-market opportunity and demonstrates the ability of our team to identify and execute in a market with high barriers to entry."

Additional property and leasing information is available on the InvenTrust website.

About InvenTrust Properties Corp.

InvenTrust Properties Corp. ("we," the "Company," "our," "us," "IVT" or "InvenTrust") is a premier Sun Belt, multi-tenant essential retail REIT that owns, leases, redevelops, acquires and manages grocery-anchored neighborhood and community centers as well as high-quality power centers that often have a grocery component. A trusted, local operator bringing real estate expertise to its tenant relationships, IVT has built a strong reputation with market participants across its portfolio. IVT is also committed to leadership in environmental, social and governance (ESG) practices and has been a Global Real Estate Sustainability Benchmark ("GRESB") member since 2018. As of September 30, 2021, the Company is an owner and manager of 63 retail properties, representing 10.6 million square feet of retail space. For more information, please visit www.inventrustproperties.com.

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NEWS RELEASE   2   Forward-Looking Statements Disclaimer Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representation, plans or predictions of the future and are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” “outlook,” “guidance,” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. The following factors, among others, could cause actual results and financial position and timing of certain events to differ materially from those described in the forward-looking statements: the effects and duration of the COVID-19 pandemic; interest rate movements; local, regional, national and global economic performance; competitive factors; the impact of e-commerce on the retail industry; future retailer store closings; retailer consolidation; retailers reducing store size; retailer bankruptcies; government policy changes; and any material market changes and trends that could affect the Company’s business strategy. For further discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see the Risk Factors included in InvenTrust’s most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the Securities and Exchange Commission. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. We caution you not to place undue reliance on any forward- looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Availability of Information on InvenTrust Properties Corp.'s Website and Social Media Channels Investors and others should note that InvenTrust routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission filings, press releases, public conference calls, webcasts and the InvenTrust investor relations website. The Company uses these channels as well as social media channels (e.g., the InvenTrust Twitter account (twitter.com/inventrustprop); and the InvenTrust LinkedIn account (linkedin.com/company/inventrustproperties)) as a means of disclosing information about the Company's business to our colleagues, investors, and the public. While not all of the information that the Company posts to the InvenTrust investor relations website or on the Company’s social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in InvenTrust to review the information that it shares on www.inventrustproperties.com/investor-relations and on the Company’s social media channels.